                                EXHIBIT 4.5







        ==========================================================


                        WOLVERINE WORLD WIDE, INC.



            $75,000,000 6.50% Senior Notes due December 8, 2008








                          NOTE PURCHASE AGREEMENT




                          Dated December 8, 1998

        ==========================================================

                             TABLE OF CONTENTS



1. AUTHORIZATION OF NOTES. . . . . . . . . . . . . . . . . . . . . . . . .1

2. SALE AND PURCHASE OF NOTES. . . . . . . . . . . . . . . . . . . . . . .1

3. CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

4. CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .2

     4.1  Representations and Warranties . . . . . . . . . . . . . . . . .2

     4.2  Performance; No Default. . . . . . . . . . . . . . . . . . . . .2

     4.3  Compliance Certificates. . . . . . . . . . . . . . . . . . . . .3

     4.4  Opinions of Counsel. . . . . . . . . . . . . . . . . . . . . . .3

     4.5  Purchase Permitted by Applicable Law . . . . . . . . . . . . . .3

     4.6  Sale of Other Notes. . . . . . . . . . . . . . . . . . . . . . .3

     4.7  Payment of Special Counsel Fees. . . . . . . . . . . . . . . . .4

     4.8  Private Placement Number . . . . . . . . . . . . . . . . . . . .4

     4.9  Changes in Corporate Structure . . . . . . . . . . . . . . . . .4

     4.10 Proceedings and Documents. . . . . . . . . . . . . . . . . . . .4

     4.11 Offeree Letter . . . . . . . . . . . . . . . . . . . . . . . . .4

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . .4

     5.1  Organization; Power and Authority. . . . . . . . . . . . . . . .4

     5.2  Authorization, etc.. . . . . . . . . . . . . . . . . . . . . . .5

     5.3  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     5.4  Organization and Ownership of Shares of Subsidiaries;
          Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     5.5  Financial Statements . . . . . . . . . . . . . . . . . . . . . .6

     5.6  Compliance with Laws, Other Instruments, etc.. . . . . . . . . .7

     5.7  Governmental Authorizations, etc.. . . . . . . . . . . . . . . .7

     5.8  Litigation; Observance of Agreements, Statutes and
          Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     5.9  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     5.10 Title to Property; Leases. . . . . . . . . . . . . . . . . . . .8

     5.11 Licenses, Permits, etc.. . . . . . . . . . . . . . . . . . . . .8

     5.12 Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . .9

     5.13 Private Offering by the Company. . . . . . . . . . . . . . . . 10

     5.14 Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . 10

     5.15 Existing Indebtedness; Future Liens. . . . . . . . . . . . . . 10

     5.16 Foreign Assets Control Regulations, etc. . . . . . . . . . . . 11

     5.17 Status under Certain Statutes. . . . . . . . . . . . . . . . . 11

     5.18 Environmental Matters. . . . . . . . . . . . . . . . . . . . . 11

     5.19 Year 2000 Issues . . . . . . . . . . . . . . . . . . . . . . . 12

6. REPRESENTATIONS OF THE PURCHASER. . . . . . . . . . . . . . . . . . . 12

     6.1  Purchase for Investment. . . . . . . . . . . . . . . . . . . . 12

     6.2  Source of Funds. . . . . . . . . . . . . . . . . . . . . . . . 13

7. INFORMATION AS TO COMPANY . . . . . . . . . . . . . . . . . . . . . . 14

     7.1  Financial and Business Information . . . . . . . . . . . . . . 14

     7.2  Officer's Certificate. . . . . . . . . . . . . . . . . . . . . 17

     7.3  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . 18

8. PREPAYMENT OF THE NOTES . . . . . . . . . . . . . . . . . . . . . . . 18

     8.1  Required Prepayments; Payment at Maturity. . . . . . . . . . . 18

     8.2  Optional Prepayments with Make-Whole Amounts . . . . . . . . . 19

     8.3  Allocation of Partial Prepayments. . . . . . . . . . . . . . . 19

     8.4  Maturity; Surrender, etc.. . . . . . . . . . . . . . . . . . . 19

     8.5  Purchase of Notes. . . . . . . . . . . . . . . . . . . . . . . 20

     8.6  Make-Whole Amount. . . . . . . . . . . . . . . . . . . . . . . 20

     8.7  Offer to Prepay Notes in the Event of a Debt
          Prepayment Application . . . . . . . . . . . . . . . . . . . . 21

9. AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 22

     9.1  Compliance with Law. . . . . . . . . . . . . . . . . . . . . . 22

     9.2  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 23

     9.3  Maintenance of Properties. . . . . . . . . . . . . . . . . . . 23

     9.4  Payment of Taxes and Claims. . . . . . . . . . . . . . . . . . 23

     9.5  Corporate Existence, etc.. . . . . . . . . . . . . . . . . . . 24

10.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 24

     10.1 Fixed Charge Coverage. . . . . . . . . . . . . . . . . . . . . 24

     10.2 Maintenance of Consolidated Net Worth. . . . . . . . . . . . . 24

     10.3 Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

     10.4 Incurrence of Funded Debt. . . . . . . . . . . . . . . . . . . 27

     10.5 Priority Debt. . . . . . . . . . . . . . . . . . . . . . . . . 27

     10.6 Merger or Consolidation. . . . . . . . . . . . . . . . . . . . 27

     10.7 Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . 28

     10.8 Transactions With Affiliates . . . . . . . . . . . . . . . . . 29

     10.9 Nature of Business . . . . . . . . . . . . . . . . . . . . . . 29

11.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 29

12.  REMEDIES ON DEFAULT, ETC. . . . . . . . . . . . . . . . . . . . . . 31

     12.1 Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . 31

     12.2 Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . 32

     12.3 Rescission . . . . . . . . . . . . . . . . . . . . . . . . . . 32

     12.4 No Waivers or Election of Remedies, Expenses, etc. . . . . . . 33

13.  REGISTRATION; EXCHANGE, SUBSTITUTION OF NOTES . . . . . . . . . . . 33

     13.1 Registration of Notes. . . . . . . . . . . . . . . . . . . . . 33

     13.2 Transfer and Exchange of Notes . . . . . . . . . . . . . . . . 33

     13.3 Replacement of Notes . . . . . . . . . . . . . . . . . . . . . 34

14.  PAYMENTS ON NOTES . . . . . . . . . . . . . . . . . . . . . . . . . 34

     14.1 Place of Payment . . . . . . . . . . . . . . . . . . . . . . . 34

     14.2 Home Office Payment. . . . . . . . . . . . . . . . . . . . . . 35

15.  EXPENSES, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . . 35

     15.1 Transaction Expenses . . . . . . . . . . . . . . . . . . . . . 35

     15.2 Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
       AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

17.  AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . . . . . . 36

     17.1 Requirements . . . . . . . . . . . . . . . . . . . . . . . . . 36

     17.2 Solicitation of Holders of Notes . . . . . . . . . . . . . . . 36

     17.3 Binding Effect, etc. . . . . . . . . . . . . . . . . . . . . . 37

     17.4 Notes held by Company, etc.. . . . . . . . . . . . . . . . . . 37

18.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

19.  REPRODUCTION OF DOCUMENTS . . . . . . . . . . . . . . . . . . . . . 38

20.  CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . 38

21.  SUBSTITUTION OF PURCHASER . . . . . . . . . . . . . . . . . . . . . 39

22.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

     22.1 Successors and Assigns . . . . . . . . . . . . . . . . . . . . 40

     22.2 Payments Due on Non-Business Days. . . . . . . . . . . . . . . 40

     22.3 Severability . . . . . . . . . . . . . . . . . . . . . . . . . 40

     22.4 Construction . . . . . . . . . . . . . . . . . . . . . . . . . 40

     22.5 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 40

     22.6 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 41

SCHEDULE A     --   Information Relating to Purchasers

SCHEDULE B     --   Defined Terms

SCHEDULE 4.9   --   Changes in Corporate Structure

SCHEDULE 5.3   --   Disclosure Materials

SCHEDULE 5.4   --   Subsidiaries of the Company and Ownership of
                      Subsidiary Stock; Company's Affiliates; Company's Directors and Senior Officers

SCHEDULE 5.11  --   Disclosures Regarding Patents, etc.

SCHEDULE 5.14  --   Use of Proceeds

SCHEDULE 5.15  --   Existing Indebtedness; Liens

EXHIBIT 1      --   Form of Senior Note

EXHIBIT 4.4(a) --   Form of Opinion of Special Counsel for the Company

                        WOLVERINE WORLD WIDE, INC.
                         9341 Courtland Drive, NE
                         Rockford, Michigan 49351


                  6.50% Senior Notes due December 8, 2008



                                                           December 8, 1998

TO EACH OF THE PURCHASERS
LISTED IN THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

       Wolverine World Wide, Inc., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES.

     The Company will authorize the issue and sale of Seventy-Five Million Dollars ($75,000,000) aggregate principal amount of its 6.50% Senior Notes due December 8, 2008 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amounts specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligations hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

3.   CLOSING.

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Kilpatrick Stockton, LLP, at 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309, at a closing (the "CLOSING") on December 8, 1998 or on such other Business Day thereafter as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 04 045 53, Account Name: "Wolverine World Wide, Inc.", at NBD Bank N.A., Detroit, Michigan, ABA Routing # 072000326. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2  PERFORMANCE; NO DEFAULT.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by this Agreement had it applied since such date.

4.3  COMPLIANCE CERTIFICATES.

          (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate from a duly authorized Secretary or Assistant Secretary of the Company certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

4.4  OPINIONS OF COUNSEL.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Warner, Norcross & Judd LLP, counsel for the Company, in the form attached hereto as Exhibit 4.4(a) and additional opinions of such counsel covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to you) and (b) from Kilpatrick Stockton LLP, your special counsel in connection with such transactions, covering the enforceability of this Agreement and the Notes, the absence of any requirement to register the Notes under the Securities Act or to qualify as an indenture under the Trust Indenture Act of 1939, as amended, and such other matters incident to such transactions as you may reasonably request.

4.5  PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable Law (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any Tax, penalty or liability under or pursuant to any applicable Law, which Law was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6  SALE OF OTHER NOTES.

          Contemporaneously with the Closing, the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7  PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8  PRIVATE PLACEMENT NUMBER.

          A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9  CHANGES IN CORPORATE STRUCTURE.

          Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

4.10 PROCEEDINGS AND DOCUMENTS.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.11 OFFEREE LETTER.

          The Company shall have delivered a letter from First Chicago Capital Markets, Inc. to you and your special counsel describing in such detail as you may request the number and character of Persons to whom the Company or any Person acting on its behalf has offered any of the Notes or any similar securities of the Company and such other matters regarding the manner of such offering as you may request.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

5.1  ORGANIZATION; POWER AND AUTHORITY.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2  AUTHORIZATION, ETC.

          This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3  DISCLOSURE.

          The Company, through its agent, First Chicago Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of a Confidential Offering Memorandum, dated October, 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements identified in Section 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements identified in Section 5.5, since January 3, 1998, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and specifying those Subsidiaries that are Material Subsidiaries, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4, and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5  FINANCIAL STATEMENTS.

          The Company has delivered to you and to each Other Purchaser the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1994, December 30, 1995, December 28, 1996, and January 3, 1998 and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Ernst & Young. All of such statements (including in each case the related schedules and notes) have been prepared in accordance with GAAP except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the consolidated results of their operations and changes in their financial position or cash flows for such periods. The Company has delivered to you and to each Other Purchaser the unaudited consolidated balance sheets of the Company and its Subsidiaries as of September 12, 1998 and September 6, 1997, and the unaudited statements of operations and cash flows for the nine-month periods ended on said dates. Such financial statements have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of said dates and the consolidated results of their operations and cash flows for such periods except as therein noted (subject to normal year-end adjustments).

5.6  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement, the Other Agreements, and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any Law of any Governmental Authority applicable to the Company or any Subsidiary.

5.7  GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Other Agreements, or the Notes.

5.8  LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any Law (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9  TAXES.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid or reflected appropriate reserves or accruals on its balance sheets for all taxes (including federal, state, local, sales, use, VAT, customs, excise, franchise, assets, ad valorem and withholding taxes), duties, assessments and levies (collectively "TAXES"), except for any Taxes (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other Taxes for all fiscal periods are adequate. The federal income tax returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service for all fiscal years up to and including the fiscal year ended December 30, 1995 and any resulting deficiencies, additional assessments, fines, penalties, interest or other charges have either been paid or adequately reserved for in the financial statements identified in Section 5.5.

5.10 TITLE TO PROPERTY; LEASES.

          The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected as owned in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11 LICENSES, PERMITS, ETC.

          Except as disclosed in Schedule 5.11,

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material;

          (b) the ownership or use of the licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and tradenames, and other rights owned or used by the Company and its Subsidiaries do not conflict with the rights of others, except for such conflicts which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (c) to the best knowledge of the Company, no product of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (d) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12 COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $50,000 in the aggregate for all Plans. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(F) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

5.13 PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 45 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of
Section 5 of the Securities Act.

5.14 USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

5.15 EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 12, 1998 and, as to each item listed, a general description of any property securing such Indebtedness. Since the date as of which the Company has prepared Schedule 5.15, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries or the security therefor. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

5.16 FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17 STATUS UNDER CERTAIN STATUTES.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18 ENVIRONMENTAL MATTERS.

          Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

               (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

               (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

               (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19 YEAR 2000 ISSUES.

          The Company and its Subsidiaries have made a reasonable assessment of Year 2000 Issues, have adopted a program intended to remediate all Year 2000 Issues concerning the information and other systems and computer applications operated or used by the Company and its Subsidiaries on a timely basis, and have fully complied with the requirements of the Securities and Exchange Commission regarding disclosure of Year 2000 issues. Based on such assessment and program, the Company does not reasonably anticipate that Year 2000 Issues concerning the information and other systems and computer applications operated or used by the Company and its Subsidiaries will have a Material Adverse Effect. The Company has delivered to you a copy of its Quarterly Report on Form 10-Q for the most recently ended fiscal quarter of the Company filed with the Securities and Exchange Commission. There is no fact known to the Company that is inconsistent with the continued accuracy of the information contained in such Form under the heading "Year 2000 Readiness Disclosure" and such information continues to represent the Company's best estimate of the estimated impact of Year 2000 Issues on the Company and its Subsidiaries as provided therein.

6.   REPRESENTATIONS OF THE PURCHASER.

6.1  PURCHASE FOR INVESTMENT.

          You represent that (i) you are not a "creditor" as defined in Regulation T of the Board of Governors of the Federal Reserve System (12 CFR 220), (ii) you are an insurance company having its principal place of business in a state set forth on the Purchaser Schedule attached as Schedule A, (iii) you (and any separate accounts for which you are purchasing a Note or Notes) are an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act, and (iv) that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act or any other state securities law and may be resold only if registered pursuant to the provisions of the Securities Act and applicable state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2  SOURCE OF FUNDS.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan (treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in your most recent annual statement in the form required by the National Association of Insurance Commissioners as filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company, and (i) the identity of such QPAM and
     (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN",
"GOVERNMENTAL PLAN", and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.   INFORMATION AS TO COMPANY.

7.1  FINANCIAL AND BUSINESS INFORMATION.

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) QUARTERLY STATEMENTS -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

              (ii) consolidated statements of operations and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

     PROVIDED THAT delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a) so long as such requirements of the Securities and Exchange Commission continue to require that Form 10-Q include the financial statements described in subparagraphs (i) and (ii) above;

          (b) ANNUAL STATEMENTS -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

              (ii) consolidated statements of operations, changes in stockholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                    (A) an opinion thereon of Ernst & Young LLP, or another firm of independent certified public accountants of comparable national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; and

                    (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

     PROVIDED THAT the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b) so long as such requirements of the Securities and Exchange Commission continue to require that Form 10-K include the financial statements described in subparagraphs
     (i) and (ii) above;

          (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (I) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (II) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
     Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA MATTERS -- promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

              (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan if such termination is reasonably likely to result in liability of the Company or any Subsidiary to PBGC or any Plan in excess of $200,000; or

             (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

              (iv) if at any time the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $50,000;

          (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any Law that could reasonably be expected to have a Material Adverse Effect;

          (g) RULE 144A INFORMATION -- with reasonable promptness, any information necessary to permit any such holder to comply with Rule 144A under the Securities Act, or any successor rule; and

          (h) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any holder of Notes that is an Institutional Investor.

7.2  OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3  INSPECTION.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld, and after giving the Company the opportunity to accompany the holder on such visitation) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.   PREPAYMENT OF THE NOTES.

8.1  REQUIRED PREPAYMENTS; PAYMENT AT MATURITY.

          On December 8, 2002 and on each December thereafter to and including December, 2007, the Company will prepay $10,714,285, and on December 8, 2008 the Company will make a final payment of $10,714,290 of principal amount (or such amount as shall then be the remaining outstanding principal amount) of the Notes at par and without payment of the Make-Whole Amount or any premium, PROVIDED that upon any partial prepayment of the Notes pursuant to Section 8.2 or Section 8.7 the principal amount of each required prepayment and the payment at final maturity of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment.

8.2  OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

          The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Any such optional payment shall be on a Business Day. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate via facsimile transmission of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. The Notes shall not be subject to prepayment at the option of the Company except pursuant to this Section 8.2.

8.3  ALLOCATION OF PARTIAL PREPAYMENTS.

          Except as otherwise provided in Section 8.7, in the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of all such Notes not theretofore called for prepayment.

8.4  MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable

Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5  PURCHASE OF NOTES.

          The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6  MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
     Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, the rate per annum equal to 0.50% plus the yield to maturity implied by (i) the yields reported (offer side), as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the Bloomberg Financial Markets Service for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield in (i) and (ii) above will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.7  OFFER TO PREPAY NOTES IN THE EVENT OF A DEBT PREPAYMENT APPLICATION.

          (a) NOTICE OF DEBT PREPAYMENT APPLICATION. In the event of a Debt Prepayment Application pursuant to Section 10.7, the Company shall offer to prepay, in accordance with and subject to the definition of Debt Prepayment Application, the Ratable Portion of each Note held by each holder on the Business Day specified in such offer, which date shall occur prior to the expiration of the 365 day period specified in Section 10.7 and no later than the first Debt Prepayment Application with respect to any other Senior Funded Debt of the Company or any of its Subsidiaries (the "PROPOSED DPA PREPAYMENT DATE"). The Proposed DPA Prepayment Date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed DPA Prepayment Date shall not be specified in such offer, the Proposed DPA Prepayment Date shall be the 60th day after the date of such offer, or if such date is not a Business Day, then on the last Business Day prior to such date). Each offer under this Section 8.7(a) shall be accompanied by the certificate described in subparagraph (d) of this Section 8.7.

          (b) ACCEPTANCE. A holder of Notes may accept an offer to prepay made pursuant to Section 8.7(a) by causing a notice of such acceptance to be delivered to the Company at least five Business Days prior to the Proposed DPA Prepayment Date. A failure by any holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

          (c) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, or such lesser principal amount as shall equal the Ratable Portion of the Notes being repaid, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed DPA Prepayment Date.

          (d) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to Section 8.7(a) shall be accompanied by a certificate of a Senior Financial Officer of the Company, dated the date of such offer and specifying: (i) the Proposed DPA Prepayment Date; (ii) that such offer is made pursuant to Section 8.7(a); (iii) the aggregate principal amount of all Notes, and the principal amount of each Note, offered to be prepaid (determined in accordance with the definition of Ratable Portion); (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed DPA Prepayment Date; and (v) in reasonable detail, the respective natures, dates and Net Proceeds Amounts of the Asset Dispositions giving rise to such offer of prepayment.

9.   AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

9.1  COMPLIANCE WITH LAW.

          The Company will and will cause each of its Subsidiaries to comply with all Laws to which each of them is subject, including, without limitation, Environmental Laws and ERISA, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such Laws or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2  INSURANCE.

          The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3  MAINTENANCE OF PROPERTIES.

          The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4  PAYMENT OF TAXES AND CLAIMS.

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes imposed on them or any of their properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such Tax or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5  CORPORATE EXISTENCE, ETC..

          The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.6, 10.7 and 10.8, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

10.  NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

10.1 FIXED CHARGE COVERAGE.

          The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.5 to 1.0.

10.2 MAINTENANCE OF CONSOLIDATED NET WORTH.

          The Company shall not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $220,000,000, minus (b) Net Repurchase Expenditures, if any, at such time, plus (c) 40% of its aggregate Consolidated Net Earnings (but only if a positive number) for the period beginning on September 13, 1998 and ending at the end of the fiscal quarter most recently completed at such time.

10.3 LIENS.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the last paragraph of this Section 10.3), or assign or otherwise convey any right to receive income or profits, except:

          (a) Liens for Taxes which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay, provided that the Company and its Subsidiaries may incur and permit to exist attachment and judgment Liens not otherwise permitted by this subparagraph (b) if the judgments secured thereby shall not at any time exceed, in the aggregate, $5,000,000, and provided, further, that no attachment or judgment Lien permitted by this subparagraph shall secure a judgment in excess of $10,000,000 for a period in excess of 60 days after the entry thereof;

          (c) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

          (d) other Liens incidental to the normal conduct of the business of the Company or any Subsidiary or the ownership of their respective properties which are not incurred in connection with the incurrence or maintenance of Indebtedness and which do not in the aggregate materially impair the use of any property subject thereto in the operation of the business of the Company or any Subsidiary, or materially detract from the value of such property;

          (e) Liens existing on the date of this Agreement on the property described by category in the column entitled "Collateral" on Schedule
     5.15 and securing, in each case, the Debt of the Company and its Subsidiaries referred to in the corresponding item of such Schedule 5.15;

          (f) any Lien renewing, extending or refunding any Lien permitted by subparagraph (e) of this Section, provided that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, removal or refunding no Default or Event of Default would exist;

          (g) Liens on property of any Subsidiary of the Company securing Indebtedness owing to the Company or to any of its Wholly-Owned Subsidiaries;

          (h) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that

               (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

               (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of the property (or improvement thereon) so acquired or constructed or (B) the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

              (iii) any such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or the completion of construction of such property;

          (i) any Lien existing on property of a Person immediately prior to its being consolidated or merged with the Company or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property and (iii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Company or such Subsidiary of such property, as reflected on the books of the Company or such Subsidiary immediately after such merger, consolidation or acquisition in accordance with GAAP, or (B) the Fair Market Value (as determined in good faith by the Board of Directors of the Company) of such property at the time of such merger, consolidation or acquisition.; and

          (j) other Liens not otherwise permitted by subparagraphs (a) through (i) of this section securing Funded Debt of the Company or any Subsidiary, provided that the aggregate amount of such Funded Debt secured by Liens permitted by this subparagraph (j) shall not at any time exceed 20% of Consolidated Net Worth as of the end of the then most recently ended fiscal quarter of the Company.

10.4 INCURRENCE OF FUNDED DEBT.

          The Company will not, and will not permit any Subsidiary to, directly or indirectly create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to, any Funded Debt, except:

          (a)  the Notes;

          (b) Funded Debt of a Subsidiary to the Company or to a Wholly-Owned Subsidiary; and

          (c) additional Funded Debt of the Company and its Subsidiaries, provided that immediately after giving effect to the incurrence thereof and to the application of the proceeds therefrom, Consolidated Funded Debt does not exceed 55% of Consolidated Total Capitalization.

For the purposes of this Section 10.4, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.

10.5 PRIORITY DEBT.

          The Company shall not at any time permit Priority Debt to exceed the greater of (i) $59,000,000 or (ii) 20% of Consolidated Net Worth as of the end of the then most recently ended fiscal quarter of the Company.

10.6 MERGER OR CONSOLIDATION.

          The Company shall not, and shall not permit any Subsidiary to, merge or consolidate with any other Person, except that:

          (i) any Subsidiary may merge or consolidate with and into the Company or a Wholly-Owned Subsidiary, provided that the Company or such Wholly-Owned Subsidiary shall be the successor formed by such consolidation or the survivor of such merger; and

          (ii) the Company may merge or consolidate with any other corporation so long as:

          (a) the successor formed by such consolidation or the survivor of such merger, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of Warner, Norcross & Judd LLP, or other nationally recognized independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (c)  immediately after giving effect to such transaction:

               (1)  no Default or Event of Default would exist, and

               (2) the Successor Corporation would be permitted by the provisions of Section 10.4 hereof to incur at least $1.00 of additional Funded Debt owing to a Person other than a Subsidiary of the Successor Corporation.

10.7 SALE OF ASSETS.

          The Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

          (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

          (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist, and the Company would be permitted by the provisions of Section 10.4 hereof to incur at least

     $1.00 of additional Funded Debt owing to a Person other than a Subsidiary; and

          (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the period of four fiscal quarters of the Company then next ending would not exceed 10% of Consolidated Total Assets as of the end of the then most recently ended fiscal quarter of the Company.

     If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 365 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.7 as of a date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

10.8 TRANSACTIONS WITH AFFILIATES.

          The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's length transaction with a Person not an Affiliate.

10.9 NATURE OF BUSINESS.

          The Company will not, and will not permit any of its Subsidiaries to, engage to any substantial extent in any business other than the businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement as described in the Memorandum, and businesses reasonably related thereto or in furtherance thereof.

11.  EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d) or Section 10.1 through
     Section 10.9, inclusive; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
     Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before the stated maturity or before the regularly scheduled dates of payment of such Indebtedness, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of any Indebtedness to convert such Indebtedness into equity interests), the Company or any Subsidiary has become obligated to purchase, redeem, collateralize or pay, or to establish a sinking fund for, any Indebtedness before the regular maturity or before the regularly scheduled dates of payment (or before any regularly scheduled date of mandatory purchase, redemption, collateralization, or sinking fund payment) of such Indebtedness in an aggregate outstanding principal amount of at least $5,000,000.

          (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments or one or more final orders of one or more courts or Governmental Authorities of competent jurisdiction providing for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Subsidiaries and such judgments or orders are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $200,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

12.1 ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of 35% or more in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2 OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3 RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and (to the extent permitted by applicable Law) all interest on such overdue principal and Make-Whole Amount, if any, and any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4 NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies.
No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the

Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1 REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2 TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000 or, prior to the occurrence of any Default or Event of Default, to any person which is not (i) you or any Other Purchaser, (ii) an Affiliate of you or of any Other Purchaser, (iii) an Institutional Investor, or (iv) a nominee of a Person referred to in the foregoing clauses (i)-(iii), PROVIDED that such nominee is an Affiliate of such Person or is an entity or institution described in clause (c) of the definition of Institutional Investor, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in
Section 6.2.

13.3 REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

14.1 PLACE OF PAYMENT.

          Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of The Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2 HOME OFFICE PAYMENT.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to
Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.  EXPENSES, ETC.

15.1 TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2 SURVIVAL.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

17.1 REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2 SOLICITATION OF HOLDERS OF NOTES.

          (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3 BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4 NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates (including without limitation any Subsidiaries) shall be deemed not to be outstanding.

18.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

         (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

        (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer (with a copy to the same address to the attention of the General Counsel), or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,

(b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.

22.1 SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2 PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3 SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4 CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5 COUNTERPARTS.

          This Agreement may be executed in any number of identical counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6 GOVERNING LAW.

          THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                      [SIGNATURES ON FOLLOWING PAGES]

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                           Very truly yours,

                           WOLVERINE WORLD WIDE, INC.


                           By: ___________________________
                           Stephen L. Gulis, Jr.
                           Executive Vice President,
                           Chief Financial Officer and Treasurer

                 [SIGNATURES CONTINUED ON FOLLOWING PAGE]

The foregoing is
hereby agreed to
as of the date thereof.

[PURCHASER]

By: ___________________________
Name: _________________________
Title: ________________________

                      SCHEDULE A TO NOTE PURCHASE AGREEMENT

                       INFORMATION RELATING TO PURCHASERS

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
EQUITABLE LIFE INSURANCE                         U.S.$4,000,000        U.S.$4,000,000
COMPANY OF IOWA

(1)  All payments on account of Notes
     held by such purchaser shall be made
     by wire transfer of immediately available funds for credit to:

     The Bank of New York
     ABA #021000018
     BNF:  IOC566
     Attn:  William Cashman
     Re:  Equitable Life Insurance Company of Iowa - Account #068071
     Reference:  Cusip on bond description

     Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia  30327-4349
     Attention:  Securities Accounting
     Fax:  (770) 690-4899

(3)  Address for all other communications and notices:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia  30327-4349
     Attention:  Private Placements
     Fax:  (770) 690-4899

(4)  Tax Identification No:  42-0236150

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
USG ANNUITY & LIFE COMPANY                       U.S.$8,000,000        U.S.$8,000,000

(1)  All payments on account of Notes held
     by such purchaser shall be made by wire
     transfer of immediately available funds
     for credit to:

     The Bank of New York
     ABA #021000018
     BNF:  IOC566
     Attn:  William Cushman
     Re:  USG Annuity & Life Company - Account #368520
     Reference:  Cusip on bond description

     Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia  30327-4349
     Attention:  Securities Accounting
     Fax:  (770) 690-4899

(3)  Address for all other communications and notices:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia  30327-4349
     Attention:  Private Placements
     Fax:  (770) 690-4899

(4)  Tax Identification No:  73-0663836

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
SECURITY LIFE OF DENVER                          U.S.$7,000,000        U.S.$7,000,000
INSURANCE COMPANY

(1)  All payments on account of Notes
     held by such purchaser shall be made
     by wire transfer of immediately
     available funds for credit to:

     Boston Safe Deposit & Trust Co.
     Boston, Massachusetts
     MBS Income
     Account DD#:  125261
     ABA #:  011-001-234
     CC 1253
     Credit to:    Security Life of Denver Insurance Company
                   Account #INGF1007002

     Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia  30327-4349
     Attention:  Securities Accounting
     Fax:  (770) 690-4899

(3)  Address for all other communications and notices:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia  30327-4349
     Attention:  Private Placements
     Fax:  (770) 690-4899

(4)  Tax Identification No:  84-0499703

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
MIDWESTERN UNITED LIFE                           U.S.$3,000,000        U.S.$3,000,000
INSURANCE COMPANY

(1)  All payments on account of Notes
     held by such purchaser shall be made
     by wire transfer of immediately
     available funds for credit to:

     Boston Safe Deposit & Trust Co.
     Boston, Massachusetts
     MBS Income
     Account DD#:  125261
     ABA #:  011-001-234
     CC 1253
     Credit to:    Midwestern United Life Insurance Company
                   Account #INGF1003002

     Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application
     (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia  30327-4349
     Attention:  Securities Accounting
     Fax:  (770) 690-4899

(3)  Address for all other communication and notices:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia  30327-4349
     Attention:  Private Placements
     Fax:  (770) 690-4899

(4)  Tax Identification No:  35-0838945

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
SOUTHLAND LIFE INSURANCE                         U.S.$3,000,000        U.S.$3,000,000
COMPANY

(1)  All payments on account of Notes
     held by such purchaser shall be made
     by wire transfer of immediately
     available funds for credit to:

     Boston Safe Deposit & Trust Co.
     Boston, Massachusetts
     MBS Income
     Account DD#:  125261
     ABA #:  011-001-234
     CC 1253
     Credit to:    Southland Life Insurance Company
                   Account #INGF1013002

     Each such wire transfer shall set forth the name of the Corporation, the full title (including the Coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia  30327-4349
     Attention:  Securities Accounting
     Fax:  (770) 690-4899

(3)  Address for all other communications and notices:

     ING Investment Management LLC
     5780 Powers Ferry Road, NW, Suite 300
     Atlanta, Georgia  30327-4349
     Attention:  Private Placements
     Fax:  (770) 690-4899

(4)  Tax Identification No:  75-0572420

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
THE GUARDIAN LIFE                                U.S.$19,000,000       U.S.$19,000,000
INSURANCE COMPANY OF
AMERICA (IN THE NOMINEE NAME OF
CUDD & CO.)

(1)  Payment by wire to:

     The Chase Manhattan Bank
      ABA #021000021
     CHASE/NYC/CTR/BNF
     A/C 900-9-000200
     Reference A/C #G05978 The Guardian
     and the name and CUSIP for which
     payment is being made

(2)  Address for all notices relating to payments:

     The Guardian Life Insurance Company of America
     Attn:  Investment Accounting M-IA
     201 Park Avenue South
     New York, NY 10003
     Fax (212) 677-9023

(3)  Address for all other communications and notices:

     The Guardian Life Insurance Company of America
     201 Park Avenue South
     New York, NY 10003
     Attn:  Raymond Henry and
            Thomas M. Donohue, Investment Dept. 7B
     Fax (212) 777-6715

(4)  Tax Identification No.: 13-6022143

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
THE GUARDIAN INSURANCE &                         U.S.$1,000,000        U.S.$1,000,000
ANNUITY COMPANY, INC. (IN THE
NOMINEE NAME OF SIGLER &
COMPANY)

(1)  Payment

     Wire:
     The Chase Manhattan Bank
     ABA # 021000021
     For account #544755102
     Reference #MR9228419

     Payment by  check to:

     Chase Manhattan Bank
     P.O. Box 50000
     Newark, NJ 07101

(2)  Confirmations

     Guardian Insurance & Annuity
     Securities Investment Department
     201 Park Avenue South - 8B
     New York, NY 10003

     No Duplicate Confirms

(3)  Address for all notices relating to payments:

     The Guardian Life Insurance Company of America
     Attn:  Investment Accounting MIA
     201 Park Avenue South
     New York, NY 10003
     Fax (212) 677-9023








                                     A-7

(4)  Address for all other communications and notices:

     The Guardian Life Insurance Company of America
     201 Park Avenue South
     New York, NY 10003
     Attn: Raymond Henry and
           Thomas M. Donohue, Investment Dept. 7B
     (212) 598-7133
     Fax:  (212) 777-6715

     Inquiries concerning confirmations:  Dorene Smith (212) 598-8234

(5)  Tax Identification No.:  13-3641527

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
PRINCIPAL LIFE INSURANCE                         U.S.$6,500,000        U.S.$6,500,000
COMPANY

(1) All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

     ABA #073000228
     Norwest Bank Iowa, N.A.
     7th and Walnut Streets
     Des Moines, Iowa 50309
     For credit to Principal Life Insurance Company
     Account No. 0000032395
     OBI PFGSE (S) B0061889() Wolverine World Wide, Inc.

     In each case with sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2)  All notices with respect to payments to:

     Principal Life Insurance Company
     711 High Street
     Des Moines, Iowa 50392-0960
     Attn:  Investment Accounting - Securities
     Fax (515) 248-2643
     Confirmation (515) 247-0689

(3)  All other communications to:

     Principal Life Insurance Company
     711 High Street
     Des Moines, Iowa 50392-0800
     Attn:  Investment - Securities
     Fax (515) 248-2490
     Confirmation (515) 248-3495

(4)  Tax Identification No.:  42-0127290

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
COMMERCIAL UNION LIFE                            U.S.$1,500,000        U.S.$1,500,000
INSURANCE COMPANY OF
AMERICA

(1) All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

     CoreStates Bank (Philadelphia)
     ABA No. 031-0000-11
     1500 Market Street
     Philadelphia, PA 19102-2509
     Attn:  Joe Amen
     DDA 0123-9806
     For further credit to Account No. 060073-02-4 (Commercial Union Life
     Insurance Company of America/Principal)

     OBI PFGSE (S) B0061889() Wolverine World Wide, Inc.

     In each case with sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2)  All notices with respect to payments to:

     Commercial Union Life Insurance Company of America
     711 High Street
     Des Moines, Iowa 50392-0960
     Attn:  Investment Accounting  - Securities
     Fax (515) 248-2643
     Confirmation (515) 247-0689

(3)  All other communications to:

     Commercial Union Life Insurance Company of America
     711 High Street
     Des Moines, Iowa 50392-0800
     Attn:  Investment - Securities - Jon Davidson
     Fax (515) 248-2490
     Confirmation (515) 248-3495

(4)  Tax Identification No.:  04-2235236

                                     A-10

(5)  The principal place of business of Commercial Union Life Insurance
     Company of America is located in the State of Massachusetts.

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
AMERICAN INVESTORS LIFE                          U.S.$7,000,000        U.S.$7,000,000
INSURANCE COMPANY (IN THE
NOMINEE NAME OF SALKELD & CO.)

(1)  Address for all Notices with Respect to Payments:

     AmerUS Capital Management
     699 Walnut Street, Suite 1700
     Des Moines, Iowa 50309
     Attn:  Dan Owens
     Tele:  (515) 283-3431
     Fax:  (515) 283-3434

(2)  Address for all Other Communications:

     AmerUS Capital Management
     699 Walnut Street, Suite 1700
     Des Moines, Iowa 50309
     Attn:  Investment Department
     Tele:  (515) 362-3527
     Fax:  (515) 283-3434

(3)  Wire instructions for American Investors Life Insurance Company:

     Bankers Trust Company
     New York, NY
     ABA #021001033
     Credit Account #99911145
     For Further Credit Account #093398
     American Investors Life Insurance Co.
     Ref: Wolverine World Wide, Inc. 6.50% Senior Note issued December 8, 1998, due December 8, 2008; PPN: 978097B*3

(4)  American Investors Life Insurance Company Tax ID #48-0696320

     Salkeld & Co. Tax ID #13-6065491







                                     A-12

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
AMERICAN UNITED LIFE                             U.S.$5,000,000        U.S.$5,000,000
INSURANCE COMPANY

(1)  Payment:

     The Company shall make payment of principal and interest on the Notes in immediately available funds by wire transfer to the following bank account:

     Bank of New York
     Attn:  P&I Department
     One Wall Street, 3rd Floor
     Window A
     New York, NY 10286
     ABA #021000018, BNF: IOC566
     Acct. #186683/AUL

     Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the Notes and the payment date.

(2)  Address for all notices:

     American United Life Insurance Company
     Attn:  Christopher D. Pahlke
     Securities Department
     One American Square
     Indianapolis, IN 46282
(3)  Tax Identification No.:  35-0145825

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
MODERN WOODMEN OF                                U.S.$5,000,000        U.S.$5,000,000
AMERICA

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     The Northern Trust Company
     50 South LaSalle Street
     Chicago, IL 60675
     ABA No. 071-000-152
     Account Name:  Modern Woodmen of America
     Account No. 84352

     Each such sire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN No. 978097B*3 and the due date and application
     (as among principal, premium and interest) of the payment being made.

(2)  Address for all notices relating to payments:

     Modern Woodmen of America
     Attn:  Investment Accounting Department
     1701 First Avenue
     Rock Island, IL 61201

(3)  Address for all other communications and notices:

     Modern Woodmen of America
     Attn:  Investment Department
     1701 First Avenue
     Rock Island, IL 61201

(4)  Tax Identification Number:  36-1493430

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
WOODMEN ACCIDENT AND LIFE                        U.S.$3,000,000        U.S.$3,000,000
COMPANY

(1)  All payments on or in respect of the
     Notes to be by bank wire transfer of
     Federal funds (identifying each
     payment as principal, premium or
     interest) to:

     US Bank
     13 and M Streets
     Lincoln, Nebraska  68508
     ABA #:  1040-000-29

     Credit to:    Woodmen Accident and Life Company s
                   General Fund
                   Account #1-494-0092-9092

(2)  Notices

     All notices and communications, including notices with respect to payments and written confirmation of each such payment, shall be addressed as follows:

     P.O. Box 82288
     Lincoln, Nebraska 68501
     Attention:  Securities Division
     Telecopy No. (402) 437-4392

     provided, however, all notices and communications delivered by overnight courier shall be addressed as follows:

            Woodmen Accident and Life Company
            1526 K Street
            Lincoln, Nebraska  68508
            Attention:  Securities Division

(3)  Tax Identification No:   47-0339220

                                               AGGREGATE PRINCIPAL
                                                 AMOUNT OF NOTES           NOTE
                PURCHASER                        TO BE PURCHASED       DENOMINATION(S)
THE MUTUAL GROUP (IN THE                        U.S.$2,000,000        U.S.$2,000,000
NOMINEE NAME OF TMG LIFE
INSURANCE COMPANY)

(1)  All payments on account of the
     Notes shall be made by wire or
     intrabank transfer of immediately
     available funds to:

     Norwest Bank Minnesota, N.A.
     ABA #:  091000019
     BNF A/C:  0840245
     BNF:  Trust Clearing Account
     REF:  ATTN:  Income Collections
     TRUST ACCOUNT:  12250600
     Wolverine World Wide, Inc.
     Company PPN:

(2)  All notices in respect of payment shall be delivered to:

            TMG Life Insurance Company
            c/o The Mutual Group (U.S.), Inc.
            Attn:  Tamie Greenwood
            401 North Executive Drive, Suite 300
            Brookfield, WI  53008-0503
            Telephone:  (414) 641-4027
            Facsimile:  (414) 641-4055

(3)  All other communications shall be delivered to:

            TMG Life Insurance Company
            c/o The Mutual Group (U.S.), Inc.
            Attn:  Connie Keller
            401 North Executive Drive, Suite 300
            Brookfield, WI  53008-0503
            Telephone:  (414) 641-4027
            Facsimile:  (414) 641-4055

(4)  Tax Identification No:   45-0208990

                   SCHEDULE B TO NOTE PURCHASE AGREEMENT

                               DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "AFFILIATE" means, at any time, and with respect to any Person,
(a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) when used with reference to the Company or any Subsidiary, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company, including without limitation a Subsidiary.

          "ASSET DISPOSITION" means any Transfer except :

          (a) any Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

          (b)  any Transfer from the Company to a Wholly-Owned Subsidiary;

          (c) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or other property no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete; or

          (d) any Transfer of Subsidiary Stock to the Company or to a Wholly-Owned Subsidiary.

          "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, New York, Chicago Illinois, or Grand Rapids, Michigan, are required or authorized to be closed.

          "CAPITALIZED RENTALS" means, with respect to any Person, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person determined in accordance with GAAP.

          "CLOSING" is defined in Section 3.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COMPANY" means Wolverine World Wide, Inc., a Delaware corporation.

          "COMPETITOR" shall mean any Person which is substantially engaged in the business of the manufacture or marketing of footwear.

          "CONFIDENTIAL INFORMATION" is defined in Section 20.

          "CONSOLIDATED FUNDED DEBT" means, as of any date of determination, the total of all Funded Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED NET EARNINGS" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries, all earnings or losses attributable to minority interests in Subsidiaries, and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

          (a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

          (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions,

          (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, or Law applicable to such Subsidiary,

          (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,

          (e) any aggregate net gain or net loss during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities),

          (f)  any gains resulting from any write-up of any assets,

          (g) any net gain from the collection of the proceeds of life insurance policies,

          (h) any gain arising from the acquisition of any Security, or the extinguishment, under GAAP, of any Debt, of the Company or any Subsidiary,

          (i)  any net income or gain or net loss during such period from
(i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, (iii) any extraordinary items, or (iv) any discontinued operations or the disposition thereof,

          (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary,

          (k) in the case of a successor to the Company by consolidation or merger, any earnings of the successor corporation prior to such consolidation or merger, and

          (l) any portion of such net income that cannot be freely converted into United States Dollars.

          "CONSOLIDATED NET WORTH" means, at any time, (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

          "CONSOLIDATED TOTAL ASSETS" means as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of Consolidated Net Worth and Consolidated Funded Debt.

          "CURRENT MATURITIES OF FUNDED DEBT" means, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity).

          "DEBT" means, with respect to any Person, without duplication, all obligations of such Person which would be classified as liabilities of such Person on a balance sheet of such Person prepared in accordance with GAAP, and in any case shall include:

          (a)  all liabilities of such Person for borrowed money;

          (b) all liabilities of such Person incurred in connection with the acquisition of property (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any property, whether or not the rights and remedies of the seller, lender or lessor under agreement, in the event of default are limited to repossession or sale of property);

          (c)  all liabilities of such Person for Capitalized Rentals;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned directly or indirectly by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "DEBT PREPAYMENT APPLICATION" means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Funded Debt of the Company (other than Senior Funded Debt owing to the Company, any of its Subsidiaries or any other Affiliate of the Company and other than Senior Funded Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Funded Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt), PROVIDED THAT in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.7 in a principal amount which equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then, the Ratable Portion for such Note shall not be deemed to constitute a Debt Prepayment Application except to the extent the Company shall pay other Senior Funded Debt with the Net Proceeds Amount otherwise payable on such Note. "RATABLE PORTION" for any Note means an amount equal to the product of (X) the Net Proceeds Amount being so applied to the payment of Senior Funded Debt MULTIPLIED BY (Y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Funded Debt of the Company and its Subsidiaries.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is from time to time the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by First Chicago NBD in Chicago, Illinois as its "base" or "prime" rate, such rate to change for purposes of determining the Default Rate when and as changes therein are made by such bank; provided that in no event shall the Default Rate at any time be greater than the maximum rate permitted by applicable law.

          "DISPOSITION VALUE" means, at any time, with respect to any property

          (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such Subsidiary Stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock or other equity interests of such Subsidiary (assuming, in making such calculations, that all agreements and investments convertible into such capital stock or other equity interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FAIR MARKET VALUE" means, at any time, the sale value of property that would be realized in an arm's length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

          "FIXED CHARGES" for any period means on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Subsidiaries, and (b) all Interest Charges on all Debt (including the interest component of Rentals on Capitalized Leases) of the Company and its Subsidiaries.

          "FIXED CHARGES COVERAGE RATIO" means, at any time, the ratio of
(a) Net Earnings Available for Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Fixed Charges for such period.

          "FUNDED DEBT" means, with respect to any Person, (a) all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, (b) all Capitalized Rentals of such Person, and
(c) all Guaranties by such Person of Funded Debt of others. "FUNDED DEBT" shall not include Debt of such Person outstanding under any revolving credit or similar agreement, if such agreement has been in effect for the one year period ending on the date of determination and during such period all Debt under such agreement has been fully paid (and not refinanced or otherwise financed from any other Debt) for a period of not less than 30 consecutive days in such one year period pursuant to the terms of such agreement; PROVIDED, that at the time of or as a result of the making of any such payment of such Debt, no Default or Event of Default shall have occurred at any time during such 30 consecutive day period. "FUNDED DEBT" shall include, as of any date of determination, Current Maturities of Funded Debt.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

          "GOVERNMENTAL AUTHORITY" means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (I) for the purchase or payment of such Indebtedness or obligation, or (II) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof. In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f)  Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any other Person (other than a natural person) that is engaged in the business of purchasing notes, securities, obligations or financial assets, is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and is not, insofar as known to you, a Competitor.

          "INTEREST CHARGES" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP): (A) all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capitalized Leases) deducted in determining Consolidated Net Earnings for such period, and
(B) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Earnings for such period.

          "LAW" means any constitution, statute, regulation, rule, permit, administrative order, franchise, ordinance, judicial principle, or other law.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements). The term "LIEN" does not include the interest or title of a lessor to such Person pursuant to a Capitalized Lease of such Person.

          "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

          "MATERIAL SUBSIDIARY" means, at the date of any determination thereof, any Subsidiary that either (a) had assets that constituted 10% or more of Consolidated Total Assets as of the end of the then most recently completed fiscal quarter of the Company or (b) contributed 10% or more of Consolidated Net Earnings for the period of four fiscal quarters then most recently ended.

          "MEMORANDUM" is defined in Section 5.3.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NET EARNINGS AVAILABLE FOR FIXED CHARGES" means, with respect to any period, the sum of (a) Consolidated Net Earnings for such period, plus (to the extent deducted in determining Consolidated Net Earnings) (b) all federal, state and other Taxes imposed on or measured by income or excess profits made by the Company and its Subsidiaries for such period, and plus (to the extent deducted in determining Consolidated Net Earnings) (c) Fixed Charges of the Company and its Subsidiaries for such period.

          "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any property by any Person, an amount equal to the DIFFERENCE of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, MINUS

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

          "NET PROCEEDS OF CAPITAL STOCK" means, with respect to any period, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Company and its Subsidiaries during such period, from the sale of all capital stock of the Company, including in such net proceeds:

          (a) the net amount paid upon issuance and exercise during such period of any right to acquire any capital stock, or paid during such period to convert a convertible debt Security to capital stock (but excluding any amount paid to the Company upon issuance of such convertible debt Security); and

          (b) any amount paid to the Company upon issuance of any convertible debt Security issued after the date of Closing and thereafter converted to capital stock during such period.

          "NET REPURCHASE EXPENDITURES" means, as of any date of determination, the amount, if any, by which (a) the aggregate cash expenditures by the Company during the period (the "RELEVANT PERIOD") beginning with the date of the Closing and ending on the earlier of (i) such date of determination and (ii) the first anniversary of the date of the Closing, for the repurchase of capital stock of the Company EXCEEDS (b) the Net Proceeds of Capital Stock for the Relevant Period; provided, however, that for purposes of Section 10.2 Net Repurchase Expenditures shall not at any time exceed $75,000,000.

          "NOTES" is defined in Section 1.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "OTHER AGREEMENTS" is defined in Section 2.

          "OTHER PURCHASERS" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, corporation, company, limited liability company, voluntary association, partnership, limited liability partnership, trust, unincorporated organization or joint venture or a government or any agency, instrumentality or political subdivision thereof, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "PRIORITY DEBT" means as of the date of any determination, the sum of (a) all Debt of Subsidiaries (except Debt held by the Company or a Wholly-Owned Subsidiary) PLUS (b) Debt of the Company secured by a Lien other than a Lien permitted by any of clauses (a) - (i) of Section 10.3.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the satisfaction of each of the following conditions:

     a) an amount equal to the Net Proceeds Amount with respect to such Transfer shall have been applied to the acquisition by the Company, or any of its Subsidiaries making such Transfer, of property that upon such acquisition is unencumbered by any Lien (other than Liens described in subparagraphs (a) through (j), inclusive, of Section 10.3 and that

               i) constitutes property that is (X) property classifiable under GAAP as non-current to the extent that such proceeds are derived from the transfer of property that was properly classifiable as non-current, and otherwise properly classifiable as either current or non-current, and (Y) to be used in the ordinary course of business of the Company and the Subsidiaries, or

               ii) constitutes equity interests of a Person that shall be, on or prior to the time of such acquisition, a Subsidiary of the Company, and that shall invest the proceeds of such acquisition in property of the nature described in the immediately preceding clause (i); and

     b) the Company shall have delivered a certificate of a Responsible Officer of the Company to each holder of a Note referring to Section 10.7 and identifying the property that was the subject of such Transfer, the Disposition Value of such property, and the nature, terms, amount and application of the proceeds from the Transfer.

          "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "RENTALS" means, with respect to any period, the sum of all payments (including as such all payments which a lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property (other than Capitalized Leases), EXCLUDING any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) (a) on account of maintenance, repairs, insurance, taxes and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

          "REQUIRED HOLDERS" means, at any time, the holders of at least 51% of the principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

          "SECURITY" has the meaning set forth in section 2(1) of the Securities Act of 1933, as amended.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SENIOR FUNDED DEBT" means (a) all Funded Debt of the Company that is not subordinated in right of payment and security to the Debt evidenced by the Notes in accordance with agreements and instruments satisfactory to the Required Holders and (b) all Funded Debt of any Subsidiary.

          "SENIOR FINANCIAL OFFICER" means the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, or the Treasurer of the Company.

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person, or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries, owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "SUBSIDIARY STOCK" means, with respect to any Person, the stock or other equity interests (or any options or warrants to purchase stock or other equity interests, or other Securities exchangeable for or convertible into stock or other equity interests) of any Subsidiary of such Person.

          "SUCCESSOR CORPORATION" has the meaning set forth in Section
10.6.

          "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "TAXES" has the meaning set forth in Section 5.9.

          "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock, but excluding cash or marketable securities or stock of the Company. An issuance of capital stock or other equity interests of a Subsidiary shall constitute a Transfer by such Subsidiary; provided that the issuance thereof to the Company or a Wholly-Owned Subsidiary shall not constitute a Transfer and further provided that the issuance of capital stock or other equity interests in a Subsidiary shall not constitute a Transfer if, after giving effect thereto, the direct and indirect ownership interest of the Company in the issuing Subsidiary is at least equal to, or greater than, such ownership prior thereto. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

          "YEAR 2000 ISSUES" means the anticipated costs, problems and uncertainties associated with the inability of certain computer applications to handle effectively data that includes dates before, on, and after January 1, 2000, as such inability affects the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries and of their respective customers, suppliers and vendors.

                 EXHIBIT 1 TO NOTE PURCHASE AGREEMENT

               FORM OF SENIOR NOTE DUE DECEMBER 8, 2008

                      WOLVERINE WORLD WIDE, INC.

                6.50% SENIOR NOTE DUE DECEMBER 8, 2008


No. [R-_____]                                          [Date of Issue]
$[____________]                                          PPN 978097B*3


       FOR VALUE RECEIVED, the undersigned, Wolverine World Wide,
Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_________________], or registered assigns, the principal sum of [_______________________________] DOLLARS on [____________], with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.50% per annum from the date hereof, payable semiannually, on the 8th day of December and June in each year, commencing with the December or June next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreements referred to below).

       Subject to Section 14.2 of each Note Purchase Agreement (as defined below), payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of The Bank of New York, New York City, New York, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements.

       This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of December 8, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.
Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

       This Note is registered on the books of the Company and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration, in the books of the Company, of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

       The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

       If an Event of Default, as defined in the Note Purchase
Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

       THIS NOTE IS GOVERNED BY AND IS TO BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE
APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.


                         WOLVERINE WORLD WIDE, INC.


                         By:_________________________
                            Name:
                            Title:











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